EXHIBIT 12.1

PREMCOR INC.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollars in millions)

                                                                                                            For the nine
                                                                                                            months ended
                                                        For the years ended December 31,                    September 30
                                                 -----------------------------------------------------   ----------------------
                                                     1998     1999       2000       2001      2002         2002        2003
                                                 -----------------------------------------------------   ----------------------
Earnings Available for Fixed Charges
  Pretax earnings (loss) from continuing
    operations before minority interest           $ (75.4)  $  (91.0)   $  54.9    $ 225.8   $ (212.6)  $ (265.9)   $  205.2

  Fixed charges                                      92.9      139.1      174.6      183.0      130.3       98.8       110.2

  Amortization of capitalized interest                0.1        0.2        0.8        3.4        3.1        2.3         2.8

  Capitalized interest                               (3.0)     (22.8)     (62.1)      (5.3)      (6.7)      (4.6)       (9.4)

  Other (1)                                           0.5       --         (0.2)       --         --         --         --
                                                  ----------------------------------------------------   ---------------------
                                                  $  15.1   $   25.5    $ 168.0    $ 406.9    $ (85.9)   $ (169.4)   $ 308.8
                                                  ====================================================   =====================
Fixed Charges

  Interest expense                                $  80.6   $  108.3    $ 149.0    $ 147.7    $ 103.8    $  83.4     $  91.6

  Preferred stock dividend                            7.6        8.6        9.6       10.4        2.5        2.5        --

  Financing costs                                     2.9       18.0       12.7       16.0       13.5       10.6         7.1

  Interest factor attributable to rent expense        1.8        4.2        3.3        8.9       10.5        2.3        11.5
                                                  ----------------------------------------------------   ---------------------
                                                  $  92.9   $  139.1    $ 174.6    $ 183.0    $ 130.3      $98.8     $ 110.2
                                                  ====================================================   =====================

  Ratio of Earnings to Fixed Charges                 0.16       0.18       0.96       2.22      (0.66)     (1.71)       2.80

  Dollar Amount of Deficiency                     $  77.8   $  113.6    $   6.6       N/A     $  216.2   $ 268.2       N/A
(1)	Represents adjustments to reflect distributed earnings of investments accounted for under the equity method.

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollars in millions)

                                                                                                        For the nine
                                                                                                        months ended
                                                    For the years ended December 31,                    September 30
                                             -----------------------------------------------------   ----------------------
                                                 1998       1999        2000      2001     2002         2002       2003
                                             -----------------------------------------------------   ----------------------
Earnings Available for Fixed Charges

  Pretax earnings (loss) from continuing
  operations before minority interest        $   (48.9)   $  (64.6)   $  82.2   $  244.7  $ (189.4)  $ (243.2)  $  205.9

  Fixed charges                                   65.6       110.9      145.3      154.1     116.0       85.7      108.6

  Amortization of capitalized interest             0.1         0.2        0.8        3.4       3.1        2.3        2.8

  Capitalized interest                            (3.0)      (22.8)     (62.1)      (5.3)      6.7)      (4.6)      (9.4)

  Other (1)                                        0.5         --        (0.2)      --         --         --         --
                                            -------------------------------------------------------  ---------------------
                                             $    14.3    $   23.7    $  166.0  $   396.9  $ (77.0)  $ (159.8)  $  307.9
                                            =======================================================  =====================

Fixed Charges

  Interest expense                           $    61.4    $   89.2    $  129.9  $   129.8  $   92.2  $    73.0  $    90.0

  Financing costs                                  2.4        17.5        12.1       15.4      13.3       10.4        7.1

  Interest factor attributable to rent
  expense                                          1.8         4.2         3.3        8.9      10.5        2.3       11.5
                                            -------------------------------------------------------  ---------------------
                                             $    65.6    $  110.9     $ 145.3  $   154.1  $  116.0  $    85.7  $   108.6
                                            =======================================================  =====================

Ratio of Earnings to Fixed Charges                0.22        0.21        1.14       2.58     (0.66)     (1.86)      2.84

Dollar Amount of Deficiency                 $     51.3    $  87.2         N/A        N/A    $ 193.0  $   245.5       N/A
(1)	Represents adjustments to reflect distributed earnings of investments accounted for under the equity method.